ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "Agreement") dated as of June 7, 1999, between L.D. BRINKMAN & CO. (TEXAS), INC., a Texas corporation ("Buyer"), LOWY GROUP, INC., a Delaware corporation ("Seller"), and for certain limited purposes, J.B. POINDEXTER & CO., INC., a Delaware corporation ("Parent").


                              W I T N E S S E T H:

         WHEREAS, Seller is in the business (the "Business") of distributing carpeting, floor coverings and related products directly, and indirectly through a wholly owned subsidiary, Tile By Design, Inc., a Delaware corporation ("TBDI"); and

         WHEREAS, Seller is a wholly owned subsidiary of Parent; and

         WHEREAS, Buyer wishes to purchase or acquire (directly or indirectly through subsidiaries) from Seller and Seller wishes to sell, assign and transfer to Buyer, certain of the assets and properties held in connection with the Business, including all of the issued and outstanding equity securities of TBDI, and Buyer has agreed to assume (directly or indirectly through one or more subsidiaries) the Assumed Liabilities, all for the purchase price and upon the terms and subject to the conditions herein set forth;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations and warranties made herein and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

                                   I. ARTICLE
                         SALE AND PURCHASE OF THE ASSETS

A. Assets. Subject to and upon the terms and conditions set forth in this Agreement, the Seller hereby sells, assigns, transfers, conveys and delivers to Buyer and Buyer purchases and acquires from Seller, all of the right, title and interest of Seller in and to the tangible and intangible assets, rights and privileges described on Schedule 1.1 (collectively, the "Assets"). Subject to the terms and conditions hereof, the Assets are being transferred or otherwise conveyed to the Buyer free and clear of Liens excepting only Assumed Liabilities and the Permitted Liens in accordance with the provisions of (i) an Assignment and Bill of Sale, (ii) Assignments relating to the Assumed Contracts, (iii) certificates of title relating to motorized vehicles, (iv) assignments of each Lease and related transfer declarations and (v) any other transfer instruments deemed necessary for the Buyer and Seller, in each case dated as of the Closing Date.

A. Excluded Assets. Notwithstanding anything herein to the contrary, the parties hereto recognize and agree that the Assets shall include only those assets,

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rights and  privileges  described  on  Schedule  1.1 and that Seller will retain assets, rights and privileges not constituting Assets (collectively referred to as the "Excluded Assets").

                                   I. ARTICLE
                                   THE CLOSING

A. Place and Date. The closing of the sale and purchase of the Assets (the "Closing") has taken place on June 7, 1999 (the "Closing Date"), effective as of the opening of business on that day.

A. Purchase Price. Subject to the remaining provisions of this Agreement, Buyer has agreed to deliver to the Seller aggregate consideration (the "Purchase Price") equal to the book value of the Assets less $1,000,000. Subject to the adjustments contemplated in Section 4.3 of this Agreement, the Purchase Price has been estimated on the Closing Date by reference to the Closing Date Balance Sheet and paid by (i) delivering cash in an amount equal to $6,240,382.00 (the book value of the Assets, less the actual dollar amount of liabilities reflected on the Closing Date Balance Sheet, less $1,000,000) (and such amount is hereinafter referred to as the "Closing Date Payment") and (ii) assuming the Assumed Liabilities. The parties contemplate that the Purchase Price will be adjusted pursuant to the provisions of Section 4.3.

A.                         Allocation of Purchase Price.

a) The Purchase Price shall be allocated among the Assets in accordance with an allocation schedule to be prepared by the Buyer and consented to by Seller, which consent will not be unreasonably withheld. Such allocation schedule shall be prepared in accordance with section 1060 of the Code.

a) In connection with the determination of the schedule contemplated in 2.3(a) above, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule.

A.                         Assumption of Liabilities.

a) Subject to the terms and conditions set forth herein, including Section 2.5, at the Closing the Buyer shall assume and agree to pay, honor and discharge when due all of the following liabilities (collectively, the "Assumed Liabilities"):

(1) the accounts payable, and other liabilities, obligations and commitments to the extent reflected on the Closing Date Balance Sheet;

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(1) Seller's obligations to replace defective  merchandise sold prior to Closing to third parties in the ordinary course of business, to the extent that the original manufacturer of such merchandise shall provide replacement merchandise for delivery to such third party or shall otherwise credit Buyer with consideration with respect thereto (it being understood that Seller will remain liable to third parties with respect to amounts or claims for which Buyer is not indemnified, reimbursed or otherwise made whole);

(1) all liabilities and obligations of Seller arising under the Contracts, including the Leases; and

(1) obligations to pay for the types of goods described as "Inventories" on the Closing Date Balance Sheet ("Inventories") which have been ordered by Seller in the ordinary course of business but not delivered prior to the date hereof; and

(1)  Losses  arising  from  environmental   claims  against  Buyer  or  TBDI  by
Governmental Authorities or other third parties other than Losses that result from a breach of the representations and warranties contained in Section 3.1.8.

a) At the Closing, the Buyer has assumed and agreed to discharge the Assumed Liabilities relating to the Business by executing and delivering to Seller an assumption agreement in a form reasonably satisfactory to Seller (the "Assumption Agreement").

A. Retained Liabilities. Seller shall retain and Buyer shall not assume any liabilities, obligations or commitments of Seller other than the Assumed
Liabilities. The liabilities, obligations and commitment to be retained by Seller (the "Retained Liabilities") shall include those arising from or relating to the following:

a) Indebtedness owed by Seller or TBDI to Parent, any Affiliate of Parent or to any lender to Parent or Seller;

a) The Excluded Assets;

a) Seller's obligation to pay Taxes relating to its conduct of the Business prior to the Closing;

a) Seller's obligations relating to its Employees or Plans;

a) Environmental claims against Seller by Governmental Authorities or other third parties as a result of activities of Seller prior to the Closing; and

a) Sales by Seller of assets outside of the ordinary course of business, including but not limited to sales of assets of Blue Ridge Acquisition Company, LLC; and

b) Conduct of Seller's business after the Closing.

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A. Buyer's Obligations After Closing. From and after the Closing, Buyer shall be liable for liabilities associated with the conduct of its business and its use or disposition of the Assets in connection therewith, including, but not limited to, the following liabilities:

a) All warranty claims relating to sales by Buyer of Inventories; and

a) All losses arising from environmental claims against Buyer or TBDI by Governmental Authorities or other third parties other than Losses for which Buyer has indemnity under Section 3.1.8.

                                   I. ARTICLE
                         REPRESENTATIONS AND WARRANTIES

A. Representations and Warranties of Seller. Seller represents and warrants to the Buyer as follows:

1. Authorization, etc. Seller has the corporate power and authority to execute and deliver this Agreement and each of the Collateral Agreements to which it will be a party, to perform fully its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been, and the execution and delivery of the Collateral Agreements to which it will be a party and the consummation of the transactions contemplated thereby will have been, duly authorized by all requisite corporate action. This Agreement and each of the Collateral Agreements to which Seller is a party are the legal, valid and binding obligation of Seller, enforceable against it in accordance with its respective terms subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, moratorium and similar laws affecting creditors rights generally and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief and other equitable remedies.

1. Corporate Status (except as set forth in Schedule 3.1.2).

a) Each of the Seller and TBDI is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation, with full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

a) Each of the Seller and TBDI is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the operation of the Business or the character of the properties owned, leased or operated by it in connection with the Business makes such qualification or licensing necessary

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except  where the failure to be so qualified  would not have a material  adverse effect on the Business or the consummation of the transactions contemplated herein.

a) Neither of the Seller or TBDI is in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational documents.

1. No Conflicts, etc. The execution, delivery and performance by Seller of this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) to the Knowledge of Seller, any Applicable Law applicable to Seller or TBDI or any of the properties or assets of Seller or TBDI (including but not limited to the Assets), or (ii) the certificate of incorporation or bylaws or other organizational documents of Seller or TBDI.

1. Closing Date Balance Sheet. Seller has delivered to Buyer the "Closing Date Balance Sheet" setting forth the Assets and certain of the Assumed Liabilities as of the opening of business on the Closing Date, and, except as set forth in the procedures and conventions described on the supporting schedules thereto,
(i) valuing the Assets in accordance with GAAP, consistently applied, (ii) valuing the Assumed Liabilities in accordance with GAAP, consistently applied and (iii) setting forth such reserves for doubtful accounts, obsolete inventory, warranty claims and the like as required by GAAP, consistently applied. The Closing Date Balance Sheet fairly presents, in accordance with GAAP and the procedures and conventions described on the supporting schedules to the Closing Date Balance Sheet, the values of the Assets and the Assumed Liabilities (and any related reserves) and the net asset value of the Assets less the Assumed Liabilities as of the Closing Date. The parties hereto acknowledge that consistent with GAAP some or all of the liabilities described in Section 2.4(a)(ii), (iii), (iv) and (v) are not required to be reflected as liabilities on the Closing Date Balance Sheet (or are not required to have a dollar value assigned thereto).

1. Assets. Except as disclosed in Schedule 3.1.5, Seller has good and marketable title to all the Assets free and clear of any and all Liens other than Permitted Liens.

               EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AS TO THE MAINTENANCE, REPAIR, CONDITION, DESIGN, WORKMANSHIP, SUITABILITY, UTILITY OR MARKETABILITY OF ANY OF THE ASSETS OR ANY PORTION THEREOF OR ANY OTHER PROPERTY THEREON OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. WITHOUT LIMITING THE

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               GENERALITY  OF THE  FOREGOING,  SELLER  EXPRESSLY  DISCLAIMS  ANY
               EXPRESSED OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER AND SELLER RECOGNIZE THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE BUYER WILL ACQUIRE THE ASSETS IN THEIR PRESENT CONDITION AND STATE OF REPAIR "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS."

1. Contracts. Schedule 3.16 contains a complete and correct list of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) which constitute or could give rise to Assumed Liabilities (the "Contracts") other than (i) obligations to sell or deliver Inventories in the ordinary course, (ii) Contracts relating to Inventories ordered in the ordinary course but not delivered, (iii) the Leases, (iv) Contracts requiring the expenditure of funds for the delivery of goods or services having a value of, in either case, not more than $10,000 with regard to any such Contract and (v) accounts payable to the extent provided for on the Closing Date Balance Sheet.

1. Real Property.

a) Owned Real Property. There are no fee interests in real estate constituting part of the Assets.

a) Leases. Schedule 3.1.7(b) contains a complete and correct list of all real property leases, subleases, leases and occupancy agreements constituting Contracts and pursuant to which Seller occupies Leased Real Property (the "Leases"). Seller or TBDI, as the case may be, has delivered to the Buyer correct and complete copies of Leases. The Seller or TBDI has good and valid title to the leasehold estate under each Lease free and clear of all Liens other than Permitted Liens. Seller enjoys peaceful and undisturbed possession under its respective Leases for the Leased Real Property.

a) No Proceedings. There are no eminent domain or other similar proceedings to which Seller is a party, pending or to the Knowledge of Seller, threatened, affecting any portion of Real Property. There is no writ, injunction, decree, order or judgment outstanding against or naming Seller, nor any action, claim, suit or proceeding, pending to which Seller is a party, or to the Knowledge of Seller, threatened, relating to the lease, use, or operation by Seller or TBDI of any Real Property.

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1. Environmental Matters.

a) The sole representations of the Seller with respect to environmental matters are set forth in this Section 3.1.8. To the extent representations in other sections of this Agreement also could be interpreted to apply to environmental matters, including, but not limited to matters related to, arising under or concerning Environmental Laws, such representations shall be construed to exclude all environmental matters and to apply only to matters other than environmental matters. The exclusive remedy which may be asserted by Buyer with respect to any environmental matters or matters related to, arising under or concerning Environmental Laws, shall be a contract action to recover Buyer's actual economic damages pursuant to the indemnification provisions of Section
6.2 of this Agreement if Buyer proves a breach of any of the representations contained in this Section 3.1.8. Without limiting the foregoing, no action in tort or strict liability or for contribution or cost recovery may be maintained by Buyer against Seller or Parent, related to the Assets in connection therewith including any action pursuant to any Environmental Laws, and BUYER HEREBY IRREVOCABLY WAIVES THE RIGHT TO BRING, AND AGREES NOT TO BRING, ANY SUCH ACTION AGAINST SELLER OR PARENT.

a) Except as set forth on Schedule 3.1.8 to Seller's Knowledge:

(1) The Business and the Assets are in material compliance with all applicable Environmental Laws that could give rise to any material Liens and no condition or event has occurred which, with or without notice or the passage of time or both, is reasonably likely to give rise to any material Liens under any applicable Environmental Laws in connection with the Assets or the Business;

(1) Each of TBDI and the Seller has obtained and is in compliance in all material respects with all Environmental Permits required for the ownership of the Assets and the conduct and operation of the Business;

(1) No material quantity of any Hazardous Substance has been intentionally or unintentionally released into the environment (including releases to air, soil, surface, water, and groundwater) at, or on the Leased Real Property except releases in compliance with Environmental Laws, nor has the Leased Real Property been used at any time by any person or entity as a landfill or a disposal site for any Hazardous Substance or for garbage, waste, or refuse of any kind, which release or use would be reasonably likely to give rise to any Liens or proceedings under any Environmental Laws; and

(1) Neither TBDI nor the Seller is subject to any existing, pending, or threatened proceedings involving any alleged violations of, or potential liability arising under, any Environmental Laws in connection with the Business.

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1. Employees,  Labor Matters, etc. Except as set forth in Schedule 3.1.9, Seller is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing or to the Knowledge of Seller, purporting to represent or attempting to represent any employees employed in the operation of the Business (the "Employees). Since August 31, 1991 there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed in the operation of the Business. Except as may result from the consummation of the transactions contemplated herein, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or to the knowledge of Seller threatened with respect to any employee employed in the operation of the Business. Seller has complied with all provisions of Applicable Law pertaining to the employment of employees, including, without limitation, all such Applicable Laws relating to labor relations, equal employment, fair employment practices, entitlements, prohibited discrimination or other similar employment practices or acts, except for any failure so to comply that, individually or together with all such other failures, has not and will not result in a material liability or obligation on the part of the Buyer.

1. Brokers, Finders, etc. All negotiations relating to this Agreement the Collateral Agreements, and the transactions contemplated hereby and thereby, have been carried on without the participation of any Person acting on behalf of Seller or the Parent or their respective Affiliates in such manner as to give rise to any valid claim against the Buyer or any of its subsidiaries or Affiliates for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to Seller or the Parent or their respective Affiliates upon consummation of the transactions contemplated hereby or thereby or otherwise.

1. Liabilities to Affiliates. As of the Closing, the Assumed Liabilities will not include any amounts owed to Parent or Seller, any Affiliate of the Parent or Seller, or to any Person acting as the transferee of any of them.

A. Representations and Warranties of the Buyer. The Buyer represents and warrants to Seller as follows:

1. Corporate Status; Authorization, etc. Buyer is a corporation duly organized, validly existing and in good standing, under the laws of the jurisdiction of its incorporation with full corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it is a party, to perform

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its  obligations  hereunder and thereunder  and to consummate  the  transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement, the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Buyer. The Buyer has duly executed and delivered this Agreement and the Collateral Agreements to which it is a party. This Agreement and each of the Collateral Agreements to which the Buyer is a party are valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

2. No Conflicts, etc. The execution, delivery and performance by Buyer of this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time, or both) (i) the articles of incorporation or bylaws of Buyer, (ii) any Applicable Law applicable to Buyer or any of its Affiliates or any of its or their properties or assets or (iii) any contract, agreement or other instrument applicable to Buyer or any of its Affiliates or any of its or their properties or assets, except, in the case of clause (iii), for violations and defaults that, individually and in the aggregate, have not and will not materially impair the ability of Buyer to perform its obligations under this Agreement or under any of the Collateral Agreements to which it is a party. Except as specified in Schedule 3.2.2, no Governmental Approval or other Consent is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby and thereby.

1. Brokers, Finders, etc. All negotiations relating to this Agreement, the Collateral Agreements and the transactions contemplated hereby and thereby have been carried on without the participation of any Person acting on behalf of the Buyer Parties in such manner as to give rise to any valid claim against Seller or any of its Affiliates for any brokerage or finder's commission, fee or similar compensation.

                                   I. ARTICLE
                                    COVENANTS

A. Covenants of Seller and TBDI

1. Access and Information.

a) From and after the Closing Date, until the second anniversary thereof, subject to such reasonable limitations as may be necessary to prevent unreasonable disruptions of Seller's business, Seller and the Parent will (and will use reasonable efforts to cause their respective accountants, counsel, consultants, employees and agents to) give the Buyer, the Buyer's accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with (and permit them, at Buyer's cost, to make copies of) all documents, records, work papers and information relating to the Assets as the Buyer shall from time to time reasonably request.

a) Subject to the remainder hereof, Seller will retain all books and records relating to the Business in accordance with Seller's record retention policies as presently in effect. During the seven-year period beginning on the Closing Date, Seller shall not dispose of or knowingly permit the disposal of any such books and records without first giving 60 days' prior written notice to the Buyer offering to surrender the same to the Buyer at the Buyer's expense.

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a) Buyer shall maintain all information  obtained pursuant to this Section 4.1.1 in confidence in accordance with the Confidentiality Agreement dated on or about December 22, 1998 between Buyer and Seller.

1. Further Assurances. Following the Closing, the Seller and the Parent shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Buyer, to confirm and assure the rights and obligations provided for in this Agreement and in the Collateral Agreements and render effective the consummation of the transactions contemplated thereby; provided, however, that Seller or Parent shall not be required to incur any unreimbursed cost or expense in connection herewith. Seller shall execute such consents or powers of attorney as shall be reasonably necessary to permit Seller to file the returns relating to Transfer Taxes contemplated in Section 4.2.2.

1. Use of Business Name. After the Closing, neither Seller nor the Parent will, directly or indirectly, use or do business, or allow any Affiliate to conduct any business competitive with the Business under the name "Lowy Group" (or any other name confusingly similar to such name).

1. Facilities Access. Subject to the provisions of Section 4.2.4, Seller shall permit Buyer and its agents and employees the nonexclusive use of and access to Seller's business premises at 4001 North Kingshighway, St. Louis, Missouri 63115 (the "Premises") on a rent-free basis for one hundred and twenty (120) days from and after the Closing Date. During such 120-day period, Seller may continue to occupy the Premises and show the Premises to prospective buyers or tenants. In addition, Seller will permit Buyer to have primary user/system administrator access to Seller's data bases, files, operating systems, systems applications and the like utilized by Seller in the conduct of the Business and the maintenance and preparation of its books and records of account and its financial statements, during the ninety (90) days following the Closing.

A.  Covenants of the Buyer.

1. Liability for Transfer Taxes. The Buyer shall be responsible for the timely payment of, and shall indemnify and hold harmless the Seller against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, firearm, ammunition, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Collateral Agreements. The Buyer shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes (other than any elective notices permitted to be given to creditors as provided in any applicable bulk transfer laws).

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2. Further Assurances.  Following the Closing,  the Buyer shall, and shall cause its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Seller, to confirm and assure the rights and obligations provided for in this Agreement and in the Collateral Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

1. Use of Premises. In connection with Buyer's use of the Premises as provided in Section 4.1.4, Buyer shall promptly upon demand therefor, reimburse Seller for the actual out of pocket cost of any charges by providers of gas, electric, janitorial and other services (but excluding any rent, common area maintenance or other similar charge levied by lessors) directly or indirectly benefitting Buyer during it use of the Premises. Buyer, at its expense, shall promptly (i) repair any damage to the Premises caused by Buyer or its employees or agents and
(ii) remove any mechanics', materialmen's or other liens that attach to the Premises as a result of Buyer's activities at the Premises.

A. Purchase Price Adjustments

a) Not later than sixty (60) days following the Closing Date, Buyer shall prepare and deliver to Seller a statement (the "True Up Balance Sheet"), setting forth, as of the opening of business on the Closing Date, the Assets and the Assumed Liabilities, determined in each case consistently with the Closing Date Balance Sheet. In connection with preparing the True Up Balance Sheet, the Buyer shall also calculate (i) the "Cash Amount," which shall be an amount equal to the net value of the Assets less the dollar amount of liabilities associated with Assumed Liabilities and less $1,000,000, and (ii) the amount of any payment, if any, due to Seller or Buyer, pursuant to the remainder of this
Section 4.3(a). To the extent that Seller shall so request, Seller shall be entitled to observe Buyer's preparation of the True Up Balance Sheet. To the extent that the Cash Amount as calculated by the Buyer in accordance with this
Section 4.3(a) shall be in excess of the Closing Date Payment, the difference (the "Final Payment Amount") shall be remitted by Buyer to Seller in cash within ten (10) days of the delivery of the True Up Balance Sheet and the Purchase Price shall be increased by the amount of Final Payment Amount. Alternatively, to the extent that the Cash Amount calculated by the Buyer is less than the Closing Date Payment, the difference (the "Refund Amount") shall be remitted by the Seller to the Buyer in cash within ten (10) days of the delivery of the True Up Balance Sheet to Seller, and the Purchase shall be decreased by the amount of the Refund Amount.

a) If Seller disputes the existence of all or part of the Refund Amount or the amount of the Purchase Price, as adjusted pursuant to Section 4.3(a), Seller shall, prior to the expiration of ten (10) days following receipt of the True Up Balance Sheet deliver a notice to Buyer (the "Demand Notice") together with cash in an amount equal to any undisputed portion of the Refund Amount, if any. The Demand Notice shall contain a description, in reasonable detail, setting forth

Seller's objection to the Refund Amount and the Purchase Price determined by Buyer, the basis of which objections shall be limited to the application of GAAP and the procedures and conventions utilized in connection with the preparation of the Closing Date Balance Sheet, as set forth in the supporting schedules thereto, to the True Up Balance Sheet and the Assets and the amount of the Assumed Liabilities reflected thereon. Within ten (10) days of receipt of the Demand Notice, Buyer shall submit to the managing partner of the Houston, Texas office of KPMG Peat Marwick, a national firm of independent public accountants, or his or her designee (who need not be a member or employee of KPMG Peat Marwick) (the "Managing Partner") the True Up Balance Sheet and the Demand Notice, together with details regarding its calculation of the Purchase Price and the Refund Amount with the request that the Managing Partner make a determination regarding the proper amount to be reflected as the Purchase Price. Each of the parties shall supply such additional information as the Managing Partner shall request in connection with his or her determination and shall share, equally, any fees and expenses the Managing Partner shall have with regard thereto. Each of the parties agrees to indemnify, defend and hold harmless the Managing Partner and any Affiliate of the Managing Partner with regard to any act or omission, including acts or omissions constituting negligence, other than acts or omissions constituting intentional misconduct relating to the activities of the Managing Partner and his or her Affiliates taken pursuant to this Section 4.3(b). The Managing Partner shall not conduct a physical inventory or other investigation in connection with his or her determinations hereunder, but shall rely, exclusively, upon documentary evidence provided by the parties hereto. The Managing Partner shall determine, consistent with Section 4.3(a), the appropriate treatment of any disputed item on the True Up Balance Sheet not later than sixty (60) days following the submission of the last documentary evidence to be requested by him or her pursuant to this Section 4.3(b) and shall calculate (i) the Final Payment Amount or Refund Amount, as appropriate and (ii) the resulting Purchase Price as adjusted thereby. Such determination by the Managing Partner shall be final and binding upon the parties. Notwithstanding the equal sharing of expenses provided for in this
Section 4.3(b), the Buyer shall bear all reasonable expenses of each of the parties relating to the procedure contemplated in this Section 4.3(b), including reasonable and documented accounting and legal fees, if the amount determined by the Managing Partner as the Purchase Price as adjusted hereby is greater than the average of the Purchase Price determined by Buyer and that set forth in the Demand Notice and the Seller shall bear all such expenses in the event that such amount shall be less than such average. Any amount owing by one party to the other party following compliance with this Section 4.3(b) shall be paid in cash with five (5) Business Days of the delivery by the Managing Partner of his calculation of (i) the Final Payment Amount or Refund Amount, if any, and (ii) the adjusted Purchase Price.

A. Use of Business Names by the Buyer. To the extent that the trademarks, service marks, brand names or trade, corporate or business names (the "Names") owned by Seller are used by the Business on stationery, signage, invoices, receipts, forms, packaging, advertising and promotional materials, product, training and service literature and materials, computer programs or like materials ("Marked Materials"), the Buyer may use the Marked Materials in connection with the collection of accounts receivable, the sale of Inventories or the providing of notice to third parties for one year.

                                   I. ARTICLE
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

A. Employment of Seller's Employees.

a) Buyer shall have no obligation to hire any of the Employees. As to any Employee offered employment by Buyer prior to the Closing or for six months thereafter, for a period of two years from the Closing Date, Seller and the Parent will not, and will not permit any of their Affiliates to, solicit, offer to employ or retain the services for the purpose of engaging in any business competitive with the Business. b) Notwithstanding any provision hereof to the contrary, Buyer shall not assume any liability of Seller in respect of any of the Employees or any other Person for accrued but unpaid salaries, wages, vacation and sick pay or incentive compensation and Seller shall remain liable therefor and shall also remain responsible for payment of any and all retention, change in control or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement or the Collateral Agreements.

a) Notwithstanding any other provision hereof to the contrary, it is not Buyer's intent to assume or become liable with respect to any collective bargaining agreement to which Seller may be a party or that Buyer or any of its Affiliates recognize any collective bargaining unit or become subject to any agreement or arrangement therewith.

a) From and after the Closing, the Seller shall remain solely responsible for any and all Benefit Liabilities in respect of the Employees and their beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the employment or the actual or constructive termination of employment of any such Employee by Seller (including, without limitation, in connection with the consummation of the transactions contemplated by this Agreement or the Collateral Agreements), (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of Seller or (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation, deferred compensation) relating to such Employee's employment with Seller.

a) Seller shall remain solely responsible for the payment or withholding of Taxes relating to employment of the Employees by Seller. The parties do not contemplate treating Buyer as a "successor employer" within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code with respect to any Employee hired by Buyer following the Closing.

a) Notwithstanding any other provision hereof to the contrary, Seller shall not be liable for any claim, liability, loss, cost or expense (including attorney's fees) arising out of or relating to (i) any Employee's employment by Buyer, or
(ii) Buyer's failure to employ any Employee in violation of any Governmental Authority.

A. Welfare and Benefit Plans.

a) From and after the Closing Date, Seller shall remain solely responsible for any and all Benefit Liabilities in respect of any Employee (i) under any Plan of Seller or Parent that is an "employee welfare benefit plan" (within the meaning of section 3(1) of ERISA) that provides post-employment benefits of any kind (a "Seller Retiree Welfare Plan") or (ii) otherwise in connection with the provision of, or the failure to provide, post-employment welfare benefits or coverage to or in respect of any such Employee relating to or arising from Employee's employment by Seller.

a) From and after the Closing Date, the Seller shall remain solely responsible for any and all Benefit Liabilities relating to or arising in connection with the requirements of section 4980B of the Code to provide continuation of health care coverage under any Plan of Seller or Parent, including any Benefit Liabilities contemplated in proposed Regulation Section 1.162-26 et.seq. proposed to be adopted pursuant to the Code, in respect of Employees and their covered dependents.

A. Workers Compensation. From and after the Closing Date, the Seller shall remain solely responsible for any and all Benefit Liabilities to or in respect of any Employee relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on or prior to the Closing Date.

                                   I. ARTICLE
              DEFINITIONS, POST CLOSING COVENANTS AND MISCELLANEOUS

A. Definition of Certain Terms. The terms defined in this Section 6.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

          Accounts Receivable: the accounts receivable of Seller and TBDI reflected on the Closing Date Balance Sheet.

          Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          Agreement: this Asset Purchase Agreement, including the Schedules hereto.

          Applicable Law: all currently applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority,
     (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

          Assets: as defined in Section 1.1.

          Assumed Liabilities: as defined in Section 2.4.

          Benefit Liabilities: liabilities, obligations, commitments, costs and expenses, including reasonable fees and disbursements of attorneys and other advisors, including any such expenses incurred in connection with the enforcement of any applicable provision of this Agreement.

          Business: as defined in the recitals hereto.

          Business Day: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required to close.

          Buyer: as defined in the preamble of this Agreement.

          Buyer Indemnitees: as defined in Section 6.2(a).

          Cash Amount: as defined in Section 4.3(a).

          Closing: the Closing as defined in Section 2.1.

          Closing Date: as defined in Section 2.1.

          Closing Date Balance Sheet: as defined in Section 3.1.4 and attached as Schedule 3.1.4.

          Closing Date Payment: as defined in Section 4.3(a).

          Code: the Internal Revenue Code of 1986, as amended.

          Collateral   Agreements:   the  agreements  and  other  documents  and
     instruments delivered by the Buyer or Seller to the other at the Closing.

          Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

          Contracts: as defined in Section 3.1.6.

          Demand Notice: as defined in Section 4.3(b).

          $ or dollars: lawful money of the United States.

          Employees: as defined in Section 3.1.9.

          Environmental Laws shall mean any Applicable Laws that require or relate to the environment in effect in the jurisdiction in which the Business is being conducted or where any of the Assets are located, including without limitation, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superfund" or "Superlien" Law (including those already referenced in this definition), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Hazardous Transportation Act, as amended, and any other Law having a similar subject matter. "Environmental Laws" does not include the Occupational Safety and Health Act or any other federal, state or local law, statute, ordinance, regulation or order governing worker safety or workplace conditions.

          Environmental Permits: any federal, state and local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to the Seller necessary for the conduct of the Business as currently conducted under any Environmental Law.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended.

          Excluded Assets: as defined in Section 1.2.

          Final Payment Amount: as defined in Section 4.3(a).

          GAAP: at any time, generally accepted accounting principles as in effect in the United States.

          Governmental Approval: any Consent of, with or to any Governmental Authority.

          Governmental Authority: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          Hazardous Substances" shall mean any material, chemical, substance, waste or matter which (i) is petroleum or a petroleum product, (ii) constitutes a hazardous substance, hazardous waste, toxic substance or pollutant as such terms are defined by or pursuant to any Environmental Law or (iii) is regulated or controlled as a Hazardous Substance, toxic substance, pollutant or other regulated or controlled material, chemical, substance, waste or matter pursuant to any Environmental Law.

          Indemnified Party: as defined in Section 6.2(d).

          Indemnifying Party: as defined in Section 6.2(d).

          Inventories: as defined in Section 2.4(a)(iv).

          IRS: the Internal Revenue Service.

          Knowledge: means, with respect to a particular fact or other matter, actual knowledge and awareness of such fact or other matter after due and reasonable inquiry. As used in this Agreement, the phrases "Seller's Knowledge," "Knowledge of Seller," "Known to Seller" and similar phrases shall mean only the Knowledge of John B. Poindexter, Stephen P. Magee, M. James Levine, J. Michael Hart, Robert S. Whatley, Larry T. Wolfe and Frank Klaus.

          Leased Real Property: means all interests leased pursuant to the Leases.

          Leases: as defined in Section 3.7(b).

          Liens: any lien, mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, easement, option, right of first refusal, charge or other encumbrance.

          Losses: as defined in Section 8.2(a).

          Marked Materials: as defined in Section 4.4.

          Names: as defined in Section 4.4.

          Parent: as defined in the preamble of this Agreement.

          Permitted Liens: means (i) Liens specifically reserved against on the Closing Date Balance Sheet or the schedules thereto, to the extent so reserved (ii) Liens relating exclusively to the Assumed Liabilities which are not required to be set forth on the Closing Date Balance Sheet by reason of the requirements of Section 3.1.4 (iii) Liens created by the Buyer, (iv) Liens and rights to Liens of mechanics, warehousemen, carriers, repairmen and others by operation of law and incurred in the ordinary course of business, securing obligations not yet delinquent, and (v) the rights of lessors under the Leases.

          Person:   any  natural   person,   firm,   partnership,   association,
     corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Authority or other entity.

          Plan: as defined in Section 3.1.9.

          Premises: as defined in Section 4.1.4.

          Purchase Price: as defined in Section 2.2.

          Real Property: the Leased Real Property.

          Refund Amount: as defined in Section 4.3(a).

          Retained Liabilities: as defined in Section 2.6.

          Seller: as defined in the preamble of this Agreement.

          Tax: any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

          Tax Return: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          TBDI: as defined in the recitals hereto.

          Transaction Expenses: as defined in Section 6.5.

          Transfer Taxes: as defined in Section 4.2.2.

          Treasury Regulations: the regulations prescribed pursuant to the Code.

          True Up Balance Sheet: as defined in Section 4.3(a).

A. Indemnification.

a) By Seller and Parent. Subject to Section 6.2(e), Seller and the Parent, jointly and severally, covenant and agree to defend, indemnify and hold harmless the Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (including TBDI) (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims, but without duplication and only to the extent recognizable for financial statement reporting purposes under
GAAP), including out-of pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

(1) the Retained Liabilities;

(1) the breach by Seller or Parent of any representation, warranty, covenant or agreement set forth in this Agreement or in any Collateral Agreement.

(1) except to the extent reserved for on the Closing Date Balance Sheet, any claim by any third party arising from the actual or alleged intentional misconduct or gross negligence of Seller or TBDI; and

(1) except to the extent reserved for in the Closing Date Balance Sheet or to the extent Buyer shall receive indemnity and defense from any third party (including any insurer or manufacturer) any claim by any third party that any product or service provided by Seller or TBDI was or is defective.

a) By the Buyer. The Buyer covenants and agrees to defend, indemnify and hold harmless Seller, the Parent and their respective officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnitees") from and against any and all Losses resulting from or arising out of:

(1) the breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement or in any Collateral Agreement; or

(1) the Assumed Liabilities;

(1) the use by the Buyer of any of Seller's tradenames or trademarks after the Closing Date as contemplated by Section 6.5; and

(1) Buyer's use or occupation of the Premises (including without limitation, torts committed by Buyer or Buyer's agents while using the Premises) and use of computer software and files made available to Buyer pursuant to Section 4.1.4; and

(1) Buyer's ownership, operation or use of the Assets following the Closing Date, except, to the extent such Losses result from or arise out of the Retained Liabilities or constitute Losses for which the Seller and Parent are required to indemnify the Buyer Indemnitees under Section 6.2(a).

a) Adjustments to Indemnification Payments. Any payment made by Seller or the Parent to the Buyer Indemnitees, on the one hand, or by the Buyer to the Seller Indemnitees, on the other hand, pursuant to this Section 6.2 in respect of any claim shall be net of any insurance proceeds realized by and paid to the Indemnified Party in respect of such claim. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Section 6.2; provided that the Indemnified Party shall not be obligated to make such an insurance claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Party, as the case may be, would exceed the value of the claim for which the Indemnified Party is seeking indemnification.

a) Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (1) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified

Party may participate in such defense at such Indemnified  Party's expense,  and
(iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification thereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of the Buyer to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this
Section 6.2 and the records of each shall be available to the other with respect to such defense.

a) Limits of  Liability.  The Seller and Parent  shall have no  liability  under
Section 6.2(a)(ii) for any breach of Seller's representations and warranties set forth in Section 3.1 except to the extent that Losses suffered by the Buyer Indemnitees shall exceed $200,000 in the aggregate but only to the extent that such Losses are less than the sum of (i) one-half of the Purchase Price and (ii) $200,000. The foregoing provisions of this Section 6.2(e) shall not have the effect of limiting Buyer's right to indemnity under Section 6.2(a)(i), (iii) or
(iv).

a) Time Limitation. All claims for indemnification under clause (i) of Section 6.2(a) or clause (i) of Section 6.2(b) must be asserted within 30 days of the termination of the respective survival periods set forth in Section 6.3.

a) Treatment of the Parent and Seller. For the purposes of this Section 6.2, the rights, duties and obligations of the Parent and Seller (and their respective successors, heirs and assigns) shall be joint and several, and the action of one of them, or notice to or from one of them, shall be the action of, notice to or from and binding upon the other for all purposes. No dissolution, liquidation, winding up or any other action of Seller shall have the effect of limiting the rights, duties or obligations of Buyer or the Buyer Indemnitees under this
Section 6.2 with respect to Seller or the Seller Indemnitees, who, in any such circumstance, shall continue to consist of the Parent and Seller (and their respective successors, heirs and assigns.)

a) EXPRESS NEGLIGENCE. WITHOUT EXPANDING THE INDEMNITIES PROVIDED BY SECTION 6.2(a) AND (b) ABOVE, THE PARTIES UNDERSTAND THAT INDEMNIFICATION MAY EXIST THEREUNDER FOR LOSSES WHICH ARISE IN PART AS A RESULT OF THE ACTUAL OR ALLEGED NEGLIGENCE OF AN INDEMNIFIED PARTY. THE FOREGOING SENTENCE IS INCLUDED IN THIS AGREEMENT FOR THE PURPOSE OF COMPLYING WITH THE EXPRESS NEGLIGENCE DOCTRINE AND SHALL NOT BE CONSTRUED TO MODIFY THE OBLIGATIONS OF THE PARTIES.

A. Survival of Representations and Warranties etc. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

a) the representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.5 and 3.1.6 and Section 3.2 shall survive without limitation.

a) except as provided in clause (a) above, the representations and warranties contained in Section 3.1 shall not survive the first anniversary of the Closing Date.

A. Dispute Resolution. Any dispute, claim or controversy (other than a dispute, claim or controversy solely between Seller and the Parent) arising from, or relating to, or in connection with this Agreement, its validity, or its performance or nonperformance, including disputes, claims, or controversies for tortious interference or other tortious or statutory claims, providing only that such dispute, claim, or controversy touches upon matters covered by this Agreement (a "Dispute" for the purposes of this Article), shall be settled by the procedures of this Article, and not by litigation or administrative procedure before the courts or administrative bodies of any jurisdiction except to the extent that resolution thereof is provided for in Section 4.3, whereupon such section shall control.

1. Statement of Positions. In the event of a Dispute, each party shall first promptly provide the others with a general written statement of its claim(s) and position(s). This statement shall indicate that it is the first statement of a formal dispute resolution process under this Agreement. The other party or parties shall have 14 days to respond in writing. The statement or response need not be complete and will not limit the claims of a party in any further procedure. If the parties cannot resolve by negotiation the Dispute within 14 days of receipt of any response, a party may proceed as set forth in Section
6.4.2 through 6.4.4 below.

1. Negotiation Procedures. Within one month of the time of the failure to resolve the dispute using the procedure set out in Section 6.4.1, the parties shall meet in Houston, Texas to attempt to reach a resolution of the matter and set forth that resolution in writing. At least one person from each of the parties (an "Authorized Person") shall have the authority to settle the Dispute and to execute a writing to that effect without seeking further instruction or authorization.

1. Mediation Resolution Procedure. If the parties cannot resolve a Dispute pursuant to Sections 6.4.1 through 6.4.2, the parties shall, within 21 days of such failure, commence mediation by notice of selection of a third party, neutral mediator and proposed time(s) and date(s) for the mediation. If the other party does not propose an alternative mediator, then the mediation shall occur before the first person proposed. If the other party does propose an alternative mediator, then the two proposed mediators shall promptly jointly select a third, neutral party to act as the sole mediator. If the Parties cannot agree among themselves on a proposed mediator, then the mediator shall be selected, and the mediation conducted, under the then-existing Commercial Mediation Rules of the American Arbitration Association ("AAA"). The mediation shall take place in Houston, Texas and mediator fees shall be equally shared by Buyer and the Parent. If the mediation resolves the Dispute, the resolution shall be memorialized in writing. If the parties cannot resolve the Dispute through mediation, any party may terminate mediation. Upon termination of mediation, the parties may submit the Dispute to binding arbitration under
Section 6.4.4 below. Each party shall be represented at any mediation by at least one Authorized Person.

1. Binding Arbitration. If the parties cannot resolve a Dispute pursuant to Sections 6.4.1 through 6.4.3 above, the Dispute shall be resolved by arbitration in Houston, Texas as follows:

a) AAA Rules Apply. The arbitration shall be under the then existing Commercial Arbitration Rules of the AAA.

a) Arbitrators. The parties shall attempt to agree on a single arbitrator. If they cannot so agree, Buyer shall name one arbitrator and Seller shall name one neutral arbitrator, and the two arbitrators shall jointly name a third neutral arbitrator. Before the appointment of a third arbitrator, the parties may communicate ex parte with the party-named arbitrators in order to ascertain any conflicts of interest, to provide information about the subject matters of the controversy, the parties, and any counsel or arbitrators involved and the parties may communicate directly (i.e., not through the AAA administrator) with the arbitrator(s) using the same procedures under which it would be proper to communicate with a judge and a decision of any two of the three arbitrators shall bind the parties in all matters hereunder.

a) Discovery. The parties shall be permitted to engage in reasonable discovery, including requests for production of relevant documents and other tangible evidence at a time reasonably prior to the arbitration hearing. Depositions shall be allowed by the arbitrator or arbitrators on a showing of need.

a) Administration and Hearing. The arbitration hearing shall be conducted in Houston, Texas.

a) Award. The arbitrator's award shall be final. Judgment upon any award by the arbitrator may be entered by the state or federal district courts located in any court having jurisdiction over the parties.

a) Cost and Expenses. The prevailing party in any arbitration contemplated pursuant to this Section 6.4.4 shall be entitled to receive, as determined by the arbitrator in such action, reasonable attorneys fees and costs related to such arbitration, to the extent so related. Notwithstanding the foregoing, the arbitrator shall not be compelled to determine a prevailing party, and no award of attorneys fees and expenses shall be made absent such a determination. The arbitrator may make partial awards of attorneys fees and expenses.

A. Expenses. Except as specifically provided herein, Seller and the Parent, on the one hand, and the Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith (the "Transaction Expenses").

A. Relationship of Parent. The Parent's obligations hereunder are set forth herein by specific reference to Parent only, and no other obligations of Parent shall be implied or inferred by its execution and delivery hereof.

A. Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

A. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally or (b) sent by reputable next-day or overnight mail or delivery, proof of delivery requested.

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

(1)                        if to the Buyer to,

                                    L. D. Brinkman & Co. (Texas), Inc.
                                    1655 Waters Ridge
                                    Lewisville, TX 75057
                                    Attention:  Chief Executive Officer

                           with a copy to:

                                    Jackson Walker, L.L.P.
                                    901 Main Street, Suit 6000
                                    Dallas, Texas  75202
                                    Attention: Jeffrey M. Sone, Esq.

(1)                                 if to Seller or Parent,

                                    Lowy Group, Inc.
                                    c/o J.B. Poindexter & Co., Inc.
                                    1100 Louisiana Street, Suite 5400
                                    Houston, Texas  77002
                                    Attn:  Stephen Magee and John Poindexter

                           with a copy to:

                                    Mayer, Brown & Platt
                                    700 Louisiana Street, Suite 3600
                                    Houston, Texas 77002
                                    Attention:  Paul B. Clemenceau, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, or (x) if by next-day or overnight mail or delivery, on the day delivered.

A. Miscellaneous.

1. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

1. Entire Agreement. This Agreement (including the Schedules hereto) and the Collateral Agreements (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

2. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

1. Governing Law, etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Texas, without giving effect to the conflict of laws rules thereof without modifying the provisions of Section 6.4. The Buyer, the Parent and Seller hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America located in the State of Texas and the City of Houston, County of Harris solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Texas State or Federal court. The Buyer, the Parent and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that delivery of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.8, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

1. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

1. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto, provided that the Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer.

1. No Third Party Beneficiaries. Except as provided in Section 6.2 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns. Without limiting the generality of the foregoing, no provision of this Agreement or any Collateral Agreement shall constitute an offer, guaranty or contract of employment.

1. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed-by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. Except as provided in Section 3.1.8, the rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of Seller shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Buyer (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that the Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.



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                                       27

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                       L. D. BRINKMAN & CO. (TEXAS), INC.


                       By:
                       Name:
                       Title:




                       LOWY GROUP, INC.


                       By:
                       Name:
                       Title:


                        J.B. POINDEXTER & CO., INC.


                        By:
                        Name:
                        Title: